Exhibit 10.14

AMENDMENT

This Amendment, dated as of the 31st day of May, 2007, to the preferred stock purchase agreement (the “Purchase Agreement”) and the registration rights agreement (the “Registration Rights Agreement”), both dated February 24, 2006, between Techprecision Corporation, then known as Lounsberry Holdings II, Inc. (the “Company”), and Barron Partners LP (“Barron”), and shall, among other things, confirm the agreement of the parties as to the computation of the adjustment in conversion price of the Series A Preferred Stock and the Warrants issued pursuant to the Purchase Agreement.

(a)
The liquidated damages payable by the Company pursuant to the Registration Rights Agreement as a result of the failure of the registration statement to be declared effective is set at 33,212 shares of Series A Preferred Stock. If the currently pending registration statement is not declared effective by October 15, 2007, liquidated damages shall accrue at the rate of 531 shares of Series A Preferred Stock for each day after October 15, 2007, that the registration statement is not effective.

(b)
The parties agree that the adjustment in the conversion price of the Series A Preferred Stock and the exercise price of the Warrants based on the Company’s EBITDA for the fiscal year ended March 31, 2007 will reflect a 10% reduction from the respective conversion or exercise prices in effect prior to this adjustment and that such adjustment is consistent with the provisions of the certificate of designation for the Series A Preferred Stock and the Warrants. There shall be no further reductions in the conversion price or exercise price based on the Company’s EBITDA per share or any other measure of financial performance.

(c)
Barron agrees that, to the extent that the SEC’s interpretation of Rule 415 limits the number of shares of common stock that may be included in a secondary “at the market” offering, Barron will request that all shares of common stock issuable upon exercise of warrants be registered before it requests registration of any shares of Common Stock issuable upon conversion of the Series A Preferred Stock. The initial offering will be at a fixed price until there is a market for the stock.

(d)
Notwithstanding the provisions of paragraph (c), if either (i) commencing not later than February 24, 2008, Barron is not able to sell the shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to Rule 144(k) of the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, or any subsequent similar rule, or (ii) the Company fails to be in compliance with its filing requirements under the Securities Exchange Act of 1934, as amended, then Barron may elect to include in any covered registration statement a percentage of shares issuable upon conversion of the Series A Preferred Stock as follows: 25% of the total number of shares included in the registration statement in the first covered registration statement, 50% in the second covered registration statement and 75% in each covered registration statement filed thereafter. A covered registration statement shall mean a registration statement filed after any event specified in clause (d)(i) or (d)(ii) occurs.

(e)
If the Company is able to file a registration statement (other then the pending registration statement) prior to February 24, 2008, and if, at the date of such filing, Barron would be able to sell the shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to Rule 144(k) not later than February 24, 2008, based on the rules and regulations and interpretations by the Commission at the time of such filing, then the condition set forth in clause (i) of Paragraph (d) shall be deemed not to have occurred.

(f)
This Amendment shall be binding upon any Person, as defined in the Purchase Agreement, that acquires the Series A Preferred Stock and Warrants from Barron or any transferee of Barron, and, as a condition to effecting any such transfer, the transferee shall have agreed to that any sale of the underlying securities will be made in a manner consistent with the provisions of paragraphs (c), (d), (e) and (f) of this Amendment.

(g)	Except as amended by this Amendment, the Purchase Agreement and the Registration Rights Agreement shall remain in full force and effect.

TECHPRECISION CORPORATION	BARRON PARTNERS LP
By: Barron Capital Advisors, LLC, its General Partners

By: /s/ James G. Reindl	/s/ Andrew Barron Worden
James G. Reindl, CEO	Andrew Barron Worden, President